Aflac Incorporated Form 8-K
EXHIBIT 10.1

AFLAC INCORPORATED
LONG-TERM INCENTIVE PLAN
(As Amended and Restated February 14, 2017)
1.  Purpose; Establishment.
This Aflac Incorporated Long-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company or its Affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its Affiliates and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company’s Non-employee Directors and provide incentives to such Non-employee Directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, and Non-employee Directors in fulfilling their personal responsibilities for long-range achievements.
The Plan was originally adopted and approved by the Board of Directors on February 10, 2004, subject to approval by the Company’s shareholders. The Plan was thereafter amended in certain respects from time to time and was adopted and approved by the Board of Directors on February 14, 2017 as an amended and restated Plan titled the “Aflac Incorporated Long-Term Incentive Plan,” subject to approval by the Company’s shareholders.

2.  Definitions.
As used in the Plan, the following definitions apply to the terms indicated below:
“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.
“Acquiring Entity” shall have the meaning ascribed to such term in Section 3(d) hereof.
“Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent granted pursuant to the terms of the Plan.
“Board of Directors” shall mean the Board of Directors of the Company.
“Cause” shall mean, unless a Participant is a party to a written employment agreement with the Company or an Affiliate which contains a definition of “cause,” “good cause,” “termination for cause,” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement, that in the sole discretion of the Committee the Participant has engaged in conduct involving one or more of the following:

(i)
the substantial and continuing failure of the Participant to render services to the Company or any Affiliate in accordance with the Participant’s obligations and position with the Company or Affiliate;

(ii)	dishonesty, gross negligence, or breach of fiduciary duty by the Participant;

(iii)	the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction;

(iv)	the conviction of the Participant of or plea by the Participant of guilty or nolo contendre to a felony or any crime involving moral turpitude; or

(v)	a material breach by the Participant of the terms of an agreement with the Company or any

Affiliate, provided that the Company or Affiliate provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

A “Change in Control” shall be deemed to have occurred upon the happening of the earliest to occur of the following:

(i)
any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of the Company or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)
individuals who, as of May 1, 2017, constitute the Board of Directors, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the “beneficial owners” (as hereinabove defined) of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (not including any securities acquired directly from the Company or its Affiliates); or

(iv)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing provisions of this definition, “Change in Control” with respect to any Award shall mean a Change in Control as defined in any employment agreement between the Company or an Affiliate and the Participant, if different from the foregoing and applicable to Awards under the Plan; and if all or a portion of an Award constitutes deferred compensation under Section 409A and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, then if such settlement, distribution or payment would result in additional tax under Section 409A, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A), but settlement, distribution or payment, as the case may be, shall not be accelerated.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
“Committee” shall mean the Compensation Committee of the Board of Directors or any subcommittee thereof formed to comply with Section 162(m) of the Code or Rule 16b-3.
“Company” shall mean Aflac Incorporated, a Georgia corporation, and any successor thereto.
“Company Stock” shall mean the common stock of the Company, par value $0.10 per share.
“Corporate Transaction” shall have the meaning ascribed to such term in Section 3(d) hereof.

“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

“Disability” shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by any Affiliate by which he is employed); or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing provisions of this definition, “Disability” with respect to any Award shall mean a Disability as defined in the Agreement relating to such Award if different from the foregoing. Notwithstanding the foregoing provisions of this definition, to the extent necessary to avoid imposition of a tax under Section 409A, no event that would be a Disability under the foregoing provision of this definition shall be treated as a Disability in respect of a Participant unless the Participant shall also be treated as “disabled” within the meaning of Section 409A.
“Dividend Equivalent” means an amount credited pursuant to Section 9(d) hereof, equal to the dividends paid with respect to a specified number of shares of Company Stock.
“Effective Date” shall mean the date the Plan is approved by the Company’s shareholders.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) in regard to any Award the closing price per share or alternatively, if the Committee so determines in its sole discretion, the average of the high and low sales prices per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date that was a trading day, or (2) if shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith. Notwithstanding the foregoing provisions of this definition, to the extent necessary to comply with Section 409A in order to avoid the imposition of penalties or interest in respect thereof, Fair Market Value shall be determined in a manner consistent with Section 409A.

“Good Reason” shall mean, unless a Participant is a party to a written employment agreement with the Company or an Affiliate which contains a definition of “good reason” or any other similar term or phrase, in which case “Good Reason” shall have the meaning set forth in such agreement, the termination of employment by a Participant upon the occurrence of any one or more of the following events to the extent that there is, or would be if not corrected, a material negative change in the Participant’s employment relationship with the Company:

(i)	A material reduction of the Participant’s base salary;

(ii)	A significant diminution of the Participant’s duties and responsibilities;

(iii)
The relocation of the Company’s principal office or of Participant’s own office to any place beyond twenty-five (25) miles from the current principal office of the Company in Columbus, Georgia, or the Participant’s own office, respectively, without the Participant’s consent; and

provided, that a Participant shall have Good Reason under this Plan only if (A) the Participant provides the Company, within ninety (90) days of the occurrence of the event giving rise to the notice, a written notice indicating the specific Good Reason provision(s) in this Plan relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason, and indicating a date of termination of employment (not less than thirty (30) nor more than sixty (60) days after the date such notice is given); and (B) such facts and circumstances are not substantially corrected by the Company prior to the date of termination specified by the Participant in such notice. Any failure by the Participant to set forth in a notice of Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstances in enforcing his or her rights hereunder.

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is not designated by the Committee as other than such an incentive stock option.

“Non-employee Director” shall mean a member of the Board of Directors who is not an employee of the Company or its Affiliates.

“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof (and, with respect to a Non-employee Director, pursuant to Section 12 hereof).

“Participant” shall mean an employee of the Company or an Affiliate or Non-employee Director to whom an Award is granted pursuant to the Plan, or upon the death of the employee or Non-employee Director, his or her successors, heirs, executors and administrators, as the case may be.

“Plan” shall mean the Aflac Incorporated Long-Term Incentive Plan.

“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d) hereof.

“Restricted Stock Unit” shall mean the right, granted pursuant to Section 9, to receive shares of Company Stock.

“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

“Section 409A” shall mean Section 409A of the Code and all applicable regulations and guidance issued thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Separation from Service” or “Separate from Service” shall mean a separation from service as defined in Section 409A.

“Stock Appreciation Right” or “SAR” shall mean the right, granted pursuant to Section 10, to receive shares of Company Stock.

“Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or a Restricted Stock Unit shall vest.

3. Stock Subject to the Plan.

(a)
Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 37,500,000 shares (subject to adjustment as provided in Section 3(c) hereof). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. No more than 19,000,000 shares (subject to adjustment as provided in Section 3(c) hereof) of Company Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options or Stock Appreciation Rights.

(b)
Individual Limitation. The total number of shares of Company Stock subject to Awards granted to any Participant in any fiscal year of the Company shall not exceed 1,500,000 (subject to adjustment as provided in Section 3(c) hereof).

(c)
Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines that it is appropriate to do so, (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any Participant during any fiscal year of the Company and the number of Options granted pursuant to Section 12(a)(i) hereof shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. Notwithstanding the foregoing, any actions taken under this Section 3(c) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

(d)
Substitution for Awards. In the event of (i) a liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Company Stock is changed into or exchanged for cash or property or securities not of the Company’s issue, (iii) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, (iv) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person, corporation or other entity, or (v) any other Change in Control (any such event, a “Corporate Transaction”), the Board of Directors may, in its sole discretion, arrange with the surviving entity, continuing successor, or purchasing corporation or other entity or parent thereof, as the case may be (the “Acquiring Entity”), for the Acquiring Entity to assume the Company’s rights and obligations under outstanding Awards or substitute Awards based on the Acquiring Entity’s stock for such outstanding Awards. To the extent the Acquiring Entity elects not to assume the Company’s rights and obligations under or substitute for such outstanding Awards, the Board of Directors (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its sole discretion, determine the subsequent treatment of each outstanding Award, which may include (but is not limited to) providing that any such Awards shall become fully exercisable and free of restrictions, as applicable, as of a date prior to such Corporate Transaction, as the Board so determines. Notwithstanding the foregoing, any actions taken under this Section 3(d) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

(e)	Reuse of Shares. If any shares of Company Stock subject to an Award are forfeited, canceled,

exchanged, or surrendered or if an Award otherwise terminates or expires without a distribution of shares, the shares subject to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for issuance in connection with future Awards granted under the Plan. However, shares of Company Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are:

(i)	shares tendered in payment for an Option;

(ii)	shares delivered or withheld by the Company or the Participant to satisfy any tax withholding obligation; or

(iii)	shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the Award

4. Administration of the Plan.

(a)
In General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan, including without limitation, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b)
Prohibited Actions. Notwithstanding anything in the Plan to the contrary, without the approval of the shareholders of the Company, no action taken by the Committee (or any delegate of the Committee) shall have the effect of:

(i)    lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted;

(ii)
canceling any previously granted Option or Stock Appreciation Right in exchange for another Award if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the Fair Market Value of a share of Company Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or pursuant to Section 3(c) or 3(d) herein; or

(iii)
canceling in exchange for cash any previously granted Option or Stock Appreciation Right with an exercise or grant price in excess of the Fair Market Value of a share of Company Stock on the date of such cancellation.

(c)
Acceleration of Awards. The Committee may, in its sole discretion, without amendment to the Plan, in the event of a Participant’s death, Disability or retirement, (i) relax or waive any service-based or (except in the case of retirement) performance-based condition to the exercise of any Option or Stock Appreciation Right granted to the Participant, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stock Appreciation Right, and (ii) relax or waive any service-based or (except in the case of retirement) performance-based condition to the vesting of any Restricted Stock or Restricted Stock Unit granted to the Participant or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, any actions taken under this Section 4(c) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

(d)
Delegation of Authority. Except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, or as required to qualify an Award as performance-based compensation under Section 162(m) of the Code where such qualification is intended, the Committee may delegate all or any part of its authority under the Plan (other than the authority described in Section 4(c) hereof) to an employee, employees or committee of employees of the Company.

(e)
Effect of Committee Decisions. All decisions made by the Committee (or its designee pursuant to Section 4(d) hereof) pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including without limitation the Company and the Participants. No member of the Board of Directors or the Committee, nor any officer or employee of the Company or its Affiliates acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors or the Committee and each and any officer or employee of the Company or its Affiliates acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

5.  Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or its Affiliates (including officers of the Company, whether or not they are directors of the Company) and Non-employee Directors, in each case as the Committee shall select from time to time. For purposes of the foregoing sentence, employees shall include prospective employees to whom Awards are granted in connection with an offer of future employment with the Company or its Affiliates (and any such prospective employee who thereafter enters into employment with the Company or its Affiliates shall be treated as a Participant hereunder). The grant of an Award hereunder in any year to any employee or Non-employee Director shall not entitle such person to a grant of an Award in any future year, except as contemplated by Section 12 hereof.

6.  Awards Under the Plan; Agreement.

(a)
Awards Generally. The Committee may grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights in such amounts and with such terms and conditions as the Committee shall determine, subject to Section 6(b) hereof and the other provisions of the Plan.

(b)	Non-employee Directors. Awards to Non-employee Directors shall be made exclusively in accordance with Section 12 hereof.

(c)
Agreement. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

(d)
Special Vesting Requirements. Notwithstanding any other provision of the Plan (but except as otherwise provided in this Section 6(d)), Awards (including, without limitation, each Award with respect to which performance goals are imposed) shall vest (i.e., become nonforfeitable) over a minimum period of one year; provided that (i) in the event of a Change in Control or, in respect of such an Award to any Participant, in the event of the Participant’s death, or Disability, no such minimum vesting period shall be required, (ii) an Award pursuant to Section 12 hereof granted on the date of an annual meeting of the stockholders of the Company may vest as early as the date of the subsequent annual meeting of the stockholders of the Company, and (iii) over the life of the Plan up to 1,875,000 shares of Company Stock may be made subject to such Awards without minimum vesting requirements.

7.  Options.

(a)
Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Nonqualified Stock Options and Stock Appreciation Rights may be granted only with respect to “service recipient stock” as such term is used in Section 409A.

(b)
Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c)	Term and Exercise of Options.

(i)
Options shall become exercisable over the exercise period determined by the Committee. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant.

(ii)
If any Option is exercisable in the amount of 100 or more full shares of Company Stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than 100 full shares.

(iii)
An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

(A)    in cash or by personal check, certified check, bank cashier’s check or wire transfer;

(B)	in shares of Company Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or

(C)
by any such other methods as the Committee may from time to time authorize. In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

(iv)
Subject to an agreement between a Participant and the Company to the contrary, certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the date on which the Option is exercised.

(d)	Limitations on Incentive Stock Options.

(i)
To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)
No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive

Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)	Effect of Termination of Employment.

(i)
In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate for any reason other than (i) Cause, (ii) death, or (iii) Disability, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.

(ii)
In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate on account of the death or Disability of the Participant, Options granted to such Participant that are outstanding and exercisable as of the date of death or Disability shall remain exercisable, as the case may be, by the Participant or the Participant’s legal representatives, heirs or legatees for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.

(iii)
In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)	The Committee in its sole discretion may vary any of the provisions of this Section 7(e).

8.  Restricted Stock.

(a)
Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price (if any), which, to the extent required by law, shall not be less than the par value of a share of Company Stock, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)
Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

(c)
Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate.

(d)
Restrictions on Transfer Prior to Vesting. Unless the Committee determines otherwise, prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(e)
Dividends on Restricted Stock. Dividends on Restricted Stock shall be payable at the time and pursuant to the payment schedule, or reinvested in shares of Company Stock, as specified by the Committee at the time of grant in the Agreement relating to such Award, subject to the requirements of Section 409A to the extent applicable, or, if the Committee does not provide a time and schedule of payment at the time of grant, any dividends shall be payable in a lump sum on the date the dividend on Company Stock is payable to shareholders generally.

(f)
Issuance of Certificates. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate (or make a book entry transfer), registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate and book entry statement shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Aflac Incorporated 2004 Long-Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 1932 Wynnton Road, Columbus, GA 31999.

Such legend shall not be removed until such shares vest pursuant to the terms hereof. Unless the Committee provides otherwise, any stock certificates evidencing Restricted Stock granted hereunder shall be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition to the grant of any award of Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Company Stock covered by such Award.

(g)
Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted a certificate evidencing such share, free of the legend set forth in Section 8(f).

(h)	Effect of Termination of Employment.

(i)
Except as otherwise provided in the applicable Agreement, upon the termination of a Participant’s employment or service for any reason other than Cause, any and all unvested shares of Restricted Stock shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 8(h), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares, without interest. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, other than dividends actually paid to the Participant in cash, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(ii)
In the event of the termination of a Participant’s employment or service for Cause, all shares of Restricted Stock granted to such Participant which had not vested as of the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends paid on such shares, other than dividends actually paid to the Participant in cash, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares, without interest.

9.  Restricted Stock Units.

(a)
Vesting Date. At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units. The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(e), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such unit shall vest.

(b)
Issuance of Shares. No shares of Company Stock (or other property) shall be issued at the time Restricted Stock Units are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units and no later than 30 days thereafter (or at such later time as may be determined by the Committee and specified at the time of grant in the Agreement relating to such Award, in accordance with the requirements of Section 409A to the extent applicable), shares of Company Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(c)
Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its sole discretion, deems appropriate, to be contained in the Agreement.

(d)	Dividend Equivalents. Dividend Equivalents shall be credited to a Participant in respect of Restricted Stock Units held by the Participant. Such Dividend Equivalents shall be converted into additional Restricted Stock Units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Company Stock equal to the number of Restricted Stock Units then credited by (ii) the Fair Market Value per share of Company Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such Dividend Equivalents shall be subject to all the terms and conditions of the Restricted Stock Unit to which they relate.

(e)
Effect of Termination of Employment. Except as otherwise provided in the applicable Agreement, Restricted Stock Units that have not vested, and any Dividend Equivalents credited to such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason.

10.  Stock Appreciation Rights.

(a)	Grant of SARs. The Committee may grant SARs in such number and on such terms and conditions as the Committee shall determine in its sole discretion.

(b)	Grant Price. The grant price of an SAR shall be established by the Committee and shall not be less than the Fair Market Value of a share of Company Stock on the date of grant of the SAR.

(c)	Exercise. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

(d)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that such term shall not exceed ten (10) years.

(e)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Company Stock on the date of exercise over the grant price; by

(ii)	the number of shares of Company Stock with respect to which the SAR is exercised.

The payment upon SAR exercise shall be made in shares of Company Stock of equivalent value (determined on the basis of their Fair Market Value on the date of exercise).

11.  Special Vesting Rules.

(a)
Performance Vesting. The Committee in its sole discretion may condition the vesting or exercisability of any Award granted under the Plan on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its sole discretion, on one or more of the following criteria: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature such as restructuring or subsidiary conversion charges, assessments by a state guaranty association or similar entity, or other nonrecurring charges, or items excluded from the presentation of operating earnings in the information filed or furnished by the Company with the United States Securities and Exchange Commission from time to time); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings excluding the impact of foreign exchange divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion accumulated comprehensive income as recognized under ASC 320); new money investment yield;

return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an Award is made to an individual who is not a Covered Employee, such other performance goals as the Committee shall deem appropriate. As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m) of the Code, Awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested or exercisable (as the case may be) only after the attainment of such performance goals has been certified by the Committee. The Committee may provide that the achievement of performance goals shall be determined without regard to the impact of any event or occurrence which the Committee determines should be appropriately excluded, such as restructuring or subsidiary conversion charges, assessments by any state guaranty association or similar entity, or other nonrecurring charges, a change in accounting standards required by U.S. generally accepted accounting principles (“GAAP”), items of an unusual or infrequently recurring nature, changes in applicable laws or regulations, or by excluding all or a portion of the effect of translating foreign currently of business segments to U.S. dollars for financial reporting purposes; provided that with respect to Awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m), the Committee shall not exercise any discretion with respect to such an Award that would cause it to fail to qualify as performance-based compensation. With respect to Participants who are not Covered Employees, Performance Goals may also include such qualitative performance goals as the Committee shall, from time to time, establish; and with respect to Participants who are Covered Employees, the Committee may, subject to attainment of Performance Goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

(b)
Change in Control. Unless an employment agreement between the Company or an Affiliate and the Participant provides otherwise, but in any event subject to the provisions of Section 3(d) hereof, in the event that within 24 months of a Change in Control, the Company shall cease to employ the Participant due to a termination of employment other than by (i) the Company for Cause, or (ii) the Participant without Good Reason, then:

(i)
any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, except that as to each Award with respect to which performance goals are imposed, a pro rata portion of such Award (based on the number of full and partial months that have elapsed with respect to each performance period) shall become fully exercisable and vested as of the date of such termination, and any performance goals imposed with respect to Awards shall be measured as of the date of such termination of employment; and

(ii)
the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, except that as to each Award with respect to which performance goals are imposed, a pro rata portion of such Award (based on the number of full and partial months that have elapsed with respect to each performance period) shall be deemed fully vested and any performance goals imposed with respect to Awards shall be measured as of the date of such termination of employment.

12. Non-employee Director Awards.

No Awards shall be granted under the Plan to Non-employee Directors except as provided in this Section 12.

(a)
Annual Awards. Awards shall (or in the case of clause (ii), below, may) be granted to Non-employee Directors as provided in the following provisions of this Section 12(a) and otherwise on the same terms and conditions as apply under the other provisions of this Plan, provided that with respect to such Awards, the Board of Directors (exclusive of the Non-employee Director to whom the Award is granted) shall perform the functions otherwise reserved to the Committee under the Plan.

(i)
Each person who first becomes a Non-employee Director on or after the Effective Date shall be granted on the date such person first becomes a Non-employee Director either a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock, or a combination thereof, in any event having a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the value of an Option covering an aggregate of 10,000 shares of Company Stock (subject to adjustment as provided in Section 3(c) hereof); provided, however, that no such Award shall be granted to a director who previously did not qualify as a Non-employee Director but subsequently becomes a Non-employee Director solely as a result of the termination of his or her status as an employee of the Company or its Affiliates.

(ii)
Each Non-employee Director (including any director who previously did not qualify as a Non-employee Director but who subsequently becomes a Non-employee Director) may be granted Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, or a combination thereof from time to time (but in the case of any Non-employee Director who was granted an Award pursuant to clause (i), above, not earlier than the first fiscal year of the Company following the fiscal year of the Company in which such Award was made pursuant to clause (i), above) with a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of $475,000.

(b)
Awards in Lieu of Fees. The Board of Directors may provide that all or a portion of a Non-employee Director’s annual retainer and/or meeting fees shall be payable in the form of an Award on the same terms and conditions as apply to Awards under the other provisions of this Plan, provided that any such Award shall have a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the annual retainer and/or meeting fee in respect of which it is made.

13. Rights as a Shareholder.

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
14. No Employment Rights.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or performance of services for the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

15. Securities Matters.

(a)
Registration and Delivery of Shares. Neither the Company nor its Affiliates shall be under any obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends (including without limitation regarding restrictions on transferability), as the Committee, in its sole discretion, deems necessary or desirable.

(b)
Limitations on Transfer. The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option or SAR, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Unless the Committee provides otherwise in an Agreement, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock or by delivering shares of Company Stock already owned by the Participant, in each case, having a value equal to the minimum amount of tax required to be withheld (valued at the fair market value of the shares on the date of which the amount of tax to be withheld is determined). Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award, provided that fractional share amounts shall be settled in cash.

17. Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Secretary of the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

18. Notification Upon Disqualifying Disposition.

Each Participant shall notify the Secretary of the Company of any disposition of shares of Company Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19. Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required (i) for any amendment to the Plan that would have the effect of (A) increasing the number of Shares of Company Stock available for issuance under the Plan (other than as provided in Section 3(c) or (d)), (B) expanding the class of individuals eligible for participation in the Plan, (C) materially increasing the benefits available to participants under the Plan, or (D) lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted, and (ii) if and to the extent necessary to satisfy Sections 162(m) or 422 of the Code, other applicable law or applicable stock exchange requirements. Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award. Notwithstanding the foregoing provisions of this Section 19, no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Section 409A(a)(1).

20. Transfers Upon Death; Nonassignability.

(a)
General Prohibition Upon Transfer. Upon the death of a Participant or Non-employee Director, outstanding Awards granted to such Participant or Non-employee Director may be exercised only by the executor or administrator of the Participant’s or Non-employee Director’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Non-employee Director and to be bound by the acknowledgments made by the Participant or Non-employee Director in connection with the grant of the Award.

(b)
Certain Transfers Permitted. During the lifetime of a Participant or Non-employee Director, the Committee may, in its sole discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant or Non-employee Director may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant or Non-employee Director may be made in exchange for consideration.

21. Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

22. Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant or Non-employee Director (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant or Non-employee Director (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its sole discretion, may determine.

23. Effective Date and Term of Plan.

The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on February 13, 2027. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24. Applicable Law.

The Plan shall be construed and administered in accordance with the laws of the State of Georgia without reference to its principles of conflicts of law.

25. No Right to Awards.

No person shall have any claim or right to receive an Award under the Plan, and there is no obligation for uniformity of treatment for Participants. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

26. No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

27. Certain Limitations.

Notwithstanding any other provision hereof, (a) the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in conduct adversely affecting the Company or its Affiliates in a material way, or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such conduct, and (b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

28. Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

29. Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee.

30. Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

31. Interpretation.

The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) and Section 409A of the Code, and all provisions hereof shall be construed in a manner to so comply. Headings to Sections of the Plan are intended for convenience of reference only and shall have no effect on the interpretation of the Plan.

32. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

33. Section 409A.

The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid taxation and/or tax penalties under Section 409A: (a) a Participant shall not be considered to have terminated employment or service with the Company or its Affiliates for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant has incurred a Separation from Service; (b) any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise; (c) no payment to a “specified employee” (as such term is defined in Section 409A) upon Separation from Service shall be made before six (6) months after the date on which the Separation from Service occurs. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant, and each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment, and each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.